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EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Rockwell Medical, Inc. (the "Company") on Form 10-K for the year ending December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Periodic Report"), I, Robert L. Chioini, Chief Executive Officer of the Company, and I, Thomas E. Klema, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

  1.
  the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 29, 2016	/s/ ROBERT L. CHIOINI Robert L. Chioini Chief Executive Officer
Dated: February 29, 2016	/s/ THOMAS E. KLEMA Thomas E. Klema Chief Financial Officer

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  EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002